Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 of our report dated September 29, 2017 with respect to the audited financial statements of Triton Acquisitions Company as of June 30, 2017 and 2016 and for the year ended June 30, 2017 and for the period from May 31, 2016 (inception) to June 30, 2016.

We also consent to the references to us under the heading “Interest of Named Experts and Counsel” in such Registration Statement.

/s/ Berkower LLC

Iselin, New Jersey
December 6, 2017